[Logo]	PROXY CARD

Integrity Fund of Funds, Inc.

NAME ADDRESS CITY STATE ZIP

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 29, 2009

This Proxy is being solicited on behalf of the Board of Directors of
Integrity Fund of Funds, Inc.

The undersigned, having received notice of the Joint Special Meeting of Shareholders of Integrity Fund of Funds, Inc. (the "Fund"), revoking previous proxies, hereby appoints Laura K. Anderson, Kevin M. Flagstad, Robert E. Walstad and Brent M. Wheeler, or any one of them, true and lawful attorneys, each with full power of substitution and revocation, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Fund to be held on June 29, 2009 at the offices of Brady, Martz & Associates, P.C., 24 Central Avenue West, Minot, North Dakota 58701, at 10:00 a.m., Central time, and at any adjournments or postponements thereof. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the Special Meeting.

Using a black or blue ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Proposals—The Board of Directors recommends a vote FOR the following proposals.

1.	To approve a new investment advisory agreement with Viking Fund Management, LLC. You may only vote shares of the Fund you hold as of the Record Date.	For	Against	Abstain

2.

To approve, subject to the provision of relief by the Securities and Exchange Commission, a "manager of managers" structure which would permit the investment adviser to hire, replace and reinstate investment sub-advisers and to enter into and materially amend investment sub-advisory agreements without obtaining shareholder approval. You may only vote shares of the Fund you hold as of the Record Date.

		For	Against	Abstain

IMPORTANT: This proxy must be completed, signed, and dated on the reverse side.

Note—For Proposal 3 below, if cumulative voting procedures are invoked, the proxy holders will have the right, in their discretion, to cumulate and cast votes as described in the Proxy Statement.

3.	To elect four Directors to the Board of Directors of the Fund. You may only vote shares of the Fund you hold as of the Record Date.

	Independent Directors	For	Withhold

Orlin W. Backes

R. James Maxson

Jerry M. Stai

	Interested Director	For	Withhold

Robert E. Walstad

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE AND THIS PROXY IS EXECUTED AND RETURNED, THE PROXY SHALL BE VOTED FOR THE PROPOSALS.

Four simple methods to vote your proxy:

1.

Internet: Log on www.integrityfunds.com/proxy. Make sure to have this proxy card available when you plan to vote your shares. You will need the control number found in the box at the right at the time you execute your vote.

Your Control Number: ControlNum
2.	Phone: Simply dial toll-free (800)601-5593 or (701)857-0230. Please have this proxy card available at the time of the call.
3.	Mail: Simply complete, sign, and date this proxy card and return it in the postage paid envelope provided.
4.	Facsimile: Simply complete, sign, and date this proxy card and fax it to Integrity Fund Services, Inc. at (701)852-2548.

Note—Please sign the name or names exactly as appearing on the proxy card. When signing as an attorney, executor, administrator, trustee, guardian or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name and your name and indicate your title. Joint owners should each sign. Please sign, date and return.

Account	Shares	[graphic]
Signature and Title (if applicable)
Account	ShareBalance
Date
NAME ADDRESS CITY STATE ZIP		[graphic]
Signature, if held jointly

Date

Receipt of the Notice of the Special Meeting and the accompanying Proxy Statement is hereby acknowledged.